Exhibit 10.23

[LETTERHEAD OF PHILIP MORRIS INTERNATIONAL]

PRIVATE & CONFIDENTIAL Jean-Claude Kunz Lausanne, April 4th, 2007

Merit Increase

Dear Jean-Claude,

Further to your annual performance assessment and discussion with your supervisor, we are pleased to confirm your salary increase effective April 1, 2007. Please find the details as follows:

Band	D
Monthly increase	CHF 3,780
New Monthly Salary	CHF 72,480
New Annual Base Salary	CHF 942,240
Increase Percentage	5.50%
Position In Range	73.5%

We take this opportunity of wishing you continued success and satisfaction.

With best regards,

Director Project HR One

[LETTERHEAD OF PHILIP MORRIS EFTA, EASTERN EUROPE, THE MIDDLE EAST AND AFRICA REGION]

TELEPHONE: (021) 20 14 41 CABLE: SWIPOLD LAUSANNE TELEX: 26 238	PLACE CHAUDERON 4 CASE POSTALE 13 1000 LAUSANNE 9 SWITZERLAND

Registered

Mr. Jean-Claude Kunz	Lausanne, January 6, 1983
13, rue des Sources

1205 GENEVA

Dear Mr. Kunz,

With reference to your interviews, we are pleased to confirm your appointment as Business Development Analyst in our Business Development and Planning Department EFTA, Eastern Europe, the Middle East and Africa Region, reporting to the Manager Business Development, Michel Dewerpe.

The terms and conditions of your employment will be as follows :

Date of Entry

March 1st, 1983

Annual Base Salary

Sfr. 80’600.- to be paid in 13 installments.

Salary Review

Salaries are normally reviewed on the anniversary of the date the employee joined the Company. If the anniversary falls between the first and the 15th, the review takes place on the first of the current month. Should the anniversary fall between the 16th and the end of the month, the review will take place on the first of the following month.

Pension Fund

Provided you have passed a satisfactory medical examination with our Company doctor, you will become a member of our Pension Fund. Your contribution will amount to 6 % of your insured salary which is equivalent to the annual base salary less a fixed amount of Sfr. 9’880.- and Philip Morris pays the balance.

./.

Swiss Social Security Schemes

Contributions to the various state insurance schemes will be deducted from your salary each month as follows :

AVS :        : 5%

Unemployment : 0,15 % up to a ceiling of Sfr. 5’800.– per month.

Accident Insurance

Employees of the Company are insured free of charge against professional and non professional accidents. Within the scope of the insurance carrier’s regulations, the following cover is provided :

- 100 % of salary for 2 years from the day of the accident occurrence

- full reimbursement of medical, hospital and pharmaceutical costs incurred from the day of the accident.

Sickness Insurance

Employees have a choice with regard to their sickness insurance. They may :

- either join a collective scheme concluded by the Company with the CMSE. In such a case, Philip Morris pays 50 % of the employee’s premium. The other 50 % is deducted every month from the employee’s salary.

- or, if they prefer, they make their own arrangements with an insurance company of their choice. In this case, the contribution made by philip Morris will not exceed 50 % of the premium which otherwise would have been paid to CMSE for the same cover.

Holidays

Your vacation entitlement is 20 working days per calendar year. For 1983, your entitlement has been calculated prorata, i.e. 17 working days.

Working Hours

Our working hours are :

8:30 a.m. to 5:30 p.m. with a one hour break for lunch. Five days a week.

Long Service Bonus

For each completed year of service, the Company pays a cumulative bonus of Sfr. 100.- on the anniversary date of employment, up to a maximum of Sfr. 2’000.- for 20 years of service.

Trial period

In accordance with the Company policy, all new employees are subject to a three month trial period.

Termination of Employment

Termination of your employment, whether by you or by Philip Morris will be subject to the normal requirements of Swiss law.

Please sign and return, for agreement, one copy of this letter of employment. Also, please give us your bank account number, as well as your AVS card.

We are looking forward to your joining Philip Morris and wish you success and satisfaction in your new job.

Yours sincerely,

PHILIP MORRIS
EFTA, EASTERN EUROPE,
THE MIDDLE EAST AND AFRICA REGION

/s/Louis C. Camilleri	/s/ Jean-Antoine de Mandato
Louis C. Camilleri	Jean-Antoine de Mandato
Director Business Development	Manager Personnel Operations
& Planning

Read and approved :	/s/ J.-C. Kunz	Date :
J.-C. Kunz

3.